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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-A/A
                                (AMENDMENT NO. 1)

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                           The Lamson & Sessions Co.
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             (Exact Name of Registrant as Specified in Its Charter)


               Ohio                                            34-0349210
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(State of Incorporation or Organization)                    (I.R.S. Employer
                                                           Identification No.)


25701 Science Park Drive, Cleveland OH                          44122-7313
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(Address of Principal Executive Offices)                        (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            Pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [X]                                   box. [ ]


Securities Act registration statement file number to
which this form relates:
                                                      -------------------------
                                                            (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                           Name of Each Exchange on Which
    to be so Registered                           Each Class is to be Registered
    -------------------                           ------------------------------

Preferred Share Purchase Rights                       New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A
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                                (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         On April 29, 2005, the Board of Directors of The Lamson & Sessions Co., an Ohio corporation (the "Company") approved Amendment No. 1, dated as of May 5, 2005 (the "Amendment"), to the Rights Agreement, dated as of September 8, 1998 (the "Rights Agreement"), between the Company and National City Bank as rights agent. The Amendment provides that any person may own up to 20% of the Company's outstanding common stock before any Triggering Event (as defined in the Rights Agreement) will be deemed to occur.

         The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement and the Amendment are available free of charge from the Company.

ITEM 2.  EXHIBITS

    Number     Description
    ------     -----------
    4.1        Amendment No. 1, dated as of May 5, 2005, to the Rights Agreement, dated as of
               September 8, 1998, between the Company and National City Bank, as rights agent.


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                THE LAMSON & SESSIONS CO.



                                By: /s/ James J. Abel
                                   ---------------------------------------------
                                    Name: James J. Abel
                                    Title: Executive Vice President, Secretary,
                                           Treasurer and Chief Financial Officer


Date:  May 5, 2005




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                                  EXHIBIT INDEX


    Number         Description
    ------         -----------
     4.1           Amendment No. 1, dated as of May 5, 2005, to the Rights Agreement, dated as of
                   September 8, 1998, between the Company and National City Bank, as rights agent.